Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 28, 2017 relating to the financial statements, which appears in NeuroDerm Ltd.'s Annual Report on Form 20-F for the year ended December 31, 2016.

Tel-Aviv, Israel	/s/Kesselman & Kesselman
April 3, 2017	Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers International Limited